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                                                                   Exhibit 10.38




                              EMPLOYMENT AGREEMENT
                              BETWEEN dELiA*s CORP.
                                       AND
                              CHRISTOPHER C. EDGAR
                          DATED AS OF DECEMBER 20, 2001


         dELiA*s Corp. (the "Company"), a Delaware corporation, and Christopher
C. Edgar (the "Executive") agree as follows:

1.        EMPLOYMENT AND DUTIES

         (a) The Company shall employ the Executive, and the Executive shall serve the Company, as (i) Vice Chairman of the Board of Directors, reporting to the Chief Executive and Chairman of the Board of Directors in such capacity, and
(ii) Director of Real Estate of the Company, reporting to the President of the Company in such capacity. The Executive shall use his best efforts to promote the interests of the Company, and shall perform his duties faithfully and diligently, consistent with sound business practices. The Executive acknowledges that the President of the Company shall report directly to the Chairman of the Board and Chief Executive Officer.

         (b) The Company shall cause the Executive to be nominated for re-election at any meeting of the stockholders of the Company at which the Executive's directorship is up for re-election, PROVIDED that the Company shall not have delivered a notice of termination of employment as contemplated in
Section 6 and the Executive shall not have delivered a notice of resignation of employment for any reason.

         (c) The Executive shall devote substantially his full business time to the performance of his duties for the Company (it being understood, however, that nothing in this agreement or otherwise shall be deemed to restrict the Executive from being a passive investor in businesses that are not competitive with the Company). In the event that the Executive makes an Executive Transition Election or the Company makes a Company Transition Election, each as defined in section 5 below, the immediately preceding sentence shall not apply and the Executive shall be required to devote only such time as is required to perform his duties as Vice Chairman of the Board of Directors of the Company.

         (d) If the Company changes its principal place of business during the term of this agreement to a location outside the New York metropolitan area, the Executive shall not be required to perform his duties for the Company outside the New York metropolitan area.

2.      TERM OF EMPLOYMENT

         (a) Subject to section 6 and except as provided in section 2(b) below, the Executive shall continue to be employed by the Company under this agreement until the close of business on the fifth anniversary of this agreement.

         (b) In the event that, on or before the second anniversary of this agreement, the Executive makes an Executive Transition Election or the Company makes a Company Transition Election, each as defined in section 5 below, the Executive shall continue to be employed by the Company under this agreement until the close of business on the third anniversary of this


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agreement. In the event that, after the second anniversary and up to and including the fourth anniversary of this agreement, the Executive makes an Executive Transition Election or the Company makes a Company Transition Election, each as defined in section 5 below, the Executive shall continue to be employed by the Company under this agreement for a period of one (1) year from the date of such Executive Transition Election or Company Transition Election. In the event that, after the fourth anniversary of this agreement, the Executive makes an Executive Transition Election or the Company makes a Company Transition Election, each as defined in section 5 below, the Executive shall continue to be employed by the Company under this agreement until the close of business on the fifth anniversary of this agreement.

3.       COMPENSATION

         (a) As compensation for all services to be rendered by the Executive during his employment under this agreement, the Executive shall be entitled to a base salary at the rate of $150,000 a year (payable in equal installments at least twice a month), subject to section 3(b).

         (b) The base salary referred to in section 3(a) shall be reduced to $100,000 (i) following the Executive's last day of employment as Director of Real Estate in the event that (A) the Executive makes an Executive Transition Election (as defined below) or (B) the Company makes a Company Transition Election (as defined below), (ii) in the event the Executive's employment is terminated for death or disability as provided in Section 6(a) below or (iii) in the event that the Executive terminates employment for Good Reason, as defined in section 6 (c) below.

         (c) So long as the Executive shall perform the function of Director of Real Estate pursuant to this Agreement, the Executive shall be entitled to participate in the Company's managerial bonus program in effect from time to time. The level of the Executive's participation in the Company's managerial bonus program shall be at the sole discretion of the board of directors of the Company or any authorized committee thereof. The Executive shall not be entitled to participate in the managerial bonus program for the Company's fiscal year 2001. The Company may, in the sole discretion of the board of directors or any authorized committee thereof, award such bonus to the Executive for fiscal year 2001 as it considers appropriate.

4.       STOCK OPTION.

         (a) OPTION GRANT. Effective on the date hereof, the Company shall grant the Executive an option (the "Signing Option"), as approved by the Committee on or prior to the date hereof, to purchase 100,000 shares of the Class A Common Stock of the Company ("Common Stock") at the closing price reported on The Nasdaq Stock Market for such shares on the date hereof (the "Signing Option Exercise Price"). The Signing Option shall be an "incentive stock option," as defined under the Internal Revenue Code of 1986, as amended (the "Code"), to the maximum extent permitted by law. The Signing Option shall be issued under the Company's 1999 Amended and Restated Stock Incentive Plan (the "Plan") and, except as otherwise expressly provided in this agreement, the Company's standard form of stock option agreement.

         (b) VESTING. Except as otherwise provided for in section 4 (c) below, the Signing Option shall vest in five installments of 20,000 shares each on the first, second, third, fourth and fifth anniversaries of the date hereof.

         (c) EFFECT OF A TRANSITION ELECTION. In the event that the Executive makes an Executive Transition Election or the Company makes a Company Transition Election, the Signing Option shall automatically, and without further action by or on behalf of the Company,


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be reduced to an option to purchase (i) 60,000 shares vesting in three installments of 20,000 shares each on the first, second and third anniversaries of the date hereof in the event Executive ceases to be employed by the Company prior to reaching the fourth anniversary of this agreement and (ii) 80,000 shares vesting in four installments of 20,000 shares each on the first, second, third and fourth anniversaries of the date hereof in the event Executive ceases to be employed by the Company prior to reaching the fifth anniversary of this agreement

         (d) CHANGE OF CONTROL. Section 11.1(c) of the Plan notwithstanding, upon the occurrence of a Change in Control (as defined in the Plan), the Signing Option shall immediately become fully vested and exercisable with respect to all shares of Common Stock subject thereto.

5.       TRANSITION FROM DIRECTOR OF REAL ESTATE

         (a) In the event that the Executive wishes to resign his position as Director of Real Estate, Executive shall give no less than 60-days' prior written notice to the Company (an "Executive Transition Election"). During the period between delivery of notice and the effectiveness of the Executive's resignation, the Executive shall work with the Company to identify a satisfactory replacement on an in-house or outsource basis and to take any other actions reasonably required by the Company to ensure the smooth transition of the Company's real estate matters to a new director or consultant.

         (b) The Company may terminate the Executive's role as Director of Real Estate for any reason at any time upon no less than 60-days' prior written notice to the Executive (a "Company Transition Election"). During the period between delivery of notice and the effectiveness of the Executive's termination, the Executive shall work with the Company to identify a satisfactory replacement on an in-house or outsource basis and to take any other actions reasonably required by the Company to ensure the smooth transition of the Company's real estate matters to a new director or consultant.

6.       TERMINATION

         (a) The Executive's employment shall terminate upon his death, and may be terminated at the option of the Company as a result of his disability, if, in the good faith determination of the Company's board of directors, such disability has prevented the Executive from substantially performing his duties and obligations under this agreement during any period of nine consecutive calendar months and the Company gives notice to the Executive not earlier than 30 days and not later than 90 days after the expiration of the nine months (in which case the employment under this agreement shall terminate when that notice is given). Upon termination of employment for death or disability pursuant to this section 6, the Company shall continue to pay the Executive (or his estate or any other person designated by the Executive in writing to the Company) the Executive's base salary as determined under section 3(b) until either (i) the third anniversary of this agreement or (ii) for a period of one year from the date of termination, whichever is greater.

         (b) The Company may terminate the Executive's employment under this Agreement for Cause upon written notice to the Executive. As used in this agreement, "Cause" shall mean (i) the conviction of the Executive for a felony or crime of moral turpitude; or (ii) any material breach by the Executive of any material provision of this agreement, after notice by the Company to the Executive of such breach and failure by the Executive to cure the breach promptly thereafter. Promptly following termination of the Executive's employment for Cause, the Company shall pay to the Executive all accrued but unpaid amounts under this agreement for (i) base salary as determined pursuant to Section 3 and (ii) reimbursement of expenses pursuant to


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Section 7, and no further compensation of any kind shall be due and owing to the
Executive from the Company.

         (c) The Executive may terminate his employment under this Agreement for Good Reason upon written notice to the Company. "Good Reason" shall mean a material breach by the Company of any material provision of this agreement, after notice by the Executive to the Company of such breach and failure by the Company to cure the breach promptly thereafter. Upon termination of employment by the Executive for Good Reason, the Company shall continue to pay the Executive (or his estate or any other person designated by the Executive in writing to the Company) the Executive's base salary as determined under section 3(b) until either (i) the third anniversary of this agreement or (ii) for a period of one year from the date of termination, whichever is greater.

7.       EXPENSES; FRINGE BENEFITS

         During the employment of the Executive under this agreement:

         (a) The Company shall reimburse the Executive, on presentation of vouchers or other evidence of such expenses in accordance with the policies of the Company, for all reasonable business expenses incurred by him in the performance of his duties for the Company.

         (b) The Company shall provide the Executive with medical insurance, disability insurance and life insurance under policies no less favorable to the Executive than the ones currently in effect. In addition, the Company may obtain key-man term life insurance on the life of the Executive, and the Company shall be the beneficiary under such policy.

         (c)  The Executive shall be entitled to six weeks vacation each year.

         (d) The Company shall provide the Executive with an automobile of at least the same quality as the one he currently uses, and shall pay all expenses reasonably incurred in connection with his use of that automobile.

         (e) The Company shall provide the Executive with an annual allowance of $20,000 to be applied, in the Executive's discretion, in any combination to one or more of the following: tax return preparation, financial consulting, estate planning and similar professional services, life/disability insurance premiums, educational expenses and/or professional membership fees, subscriptions, club memberships (if determined by the Chief Executive Officer of the Company, in his sole discretion, to be desirable for the furtherance of the Company's business objectives) and similar professional development expenses.

8.       NON-COMPETITION; CONFIDENTIALITY

         (a) The Executive may not at any time during his employment under this agreement for any reason, engage or become interested in (as owner, lender, stockholder, partner, director, officer, employee, consultant or otherwise) any business that is in direct competition with the business conducted by the Company anywhere in any state in the United States in which the Company has engaged in such business. Nothing herein shall prohibit the Executive from owning no more that 1% of any publicly traded company that is listed on a national stock exchange or the Nasdaq National Market.


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         (b) During the Executive's employment under this agreement, the
Executive shall not on his own behalf, or on behalf of any other person or enterprise, hire, solicit or encourage to leave the employment of the Company any individual who was an employee of the Company or its affiliates during the Executive's employment by the Company.

         (c) The Executive shall not, at any time during or after his employment under this agreement, disclose to any third party, except in the performance of his duties under this agreement or as may be required by law, any confidential matter regarding the Company's customers, suppliers, trade secrets or business.

         (d) The Executive acknowledges that the remedy at law for breach of the provisions of this section 8 would be inadequate and that, in addition to any other remedy the Company may have for breach of this section 8, the Company shall be entitled to an injunction restraining any such breach or threatened breach, without any bond or other security being required.

9.       MISCELLANEOUS

         (a) The failure of a party to this agreement to insist on any occasion upon strict adherence to any term of this agreement shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement. Any waiver must be in writing.

         (b) All notices and other communications under this agreement shall be in writing and shall be deemed given when delivered personally or mailed by registered mail, return receipt requested, to a party at his or its address as follows (or at such other address as a party may designate in any notice under this agreement):

         If to the Executive:

                  Christopher C. Edgar
                  135 Wooster Street, #5
                  New York, NY 10012

         If to the Company:

                  dELiA*s Corp.
                  435 Hudson Street
                  New York, NY 10014
                  Attention:  Chief Executive Officer

         With a copy to:

                  dELiA*s Corp.
                  435 Hudson Street
                  New York, NY 10014
                  Attention:  Legal Department

         (c) This agreement shall be assigned to and shall inure to the benefit of any successor to substantially all the assets and business of the Company as a going concern, whether by merger, consolidation, liquidation or sale of substantially all the assets of the Company or otherwise, and the Company shall cause any such successor to assume the Company's obligations under this


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agreement (but no such assignment shall relieve the Company of its obligations under this agreement).

         (d) This agreement together with all the Company's personnel policies and practices in effect from time to time constitutes the entire understanding of the parties with respect to the subject matter of this agreement, cannot be changed or terminated except by a written agreement executed by the parties and shall be governed by the law of the State of New York applicable to agreements made and to be performed therein. Notwithstanding the foregoing, the Company, in its sole discretion, shall have the right to maintain or establish, and to revise, alter, amend or terminate any personnel policy or practice with or without prior notice to the Executive; provided, however, that any such changes shall be implemented on a company-wide basis and not targeted specifically at the Executive.

         (e) This agreement amends and restates the Employment Agreement between dELiA*s Group Inc. (formerly known as dELiA*s Inc.) and the Executive dated as of November 11, 1996, as amended September 15, 1998, October 18, 1999 and June 9, 2000.

         (f) This agreement shall not be renewable, except in writing and signed by both parties. In the event the Executive shall remain in the employ of the Company on and after the expiration date herein, without a written agreement covering a definite extended period, such continuing employment shall be at the compensation rate set forth above and shall be terminable at the will of either party upon ninety (90) days written notice.

         IN WITNESS WHEREOF, the parties hereto have set forth their signatures as of the date first above written.

                           dELiA*s CORP.


                           By: /s/ Stephen I. Kahn
                              -----------------------------

                           Stephen I. Kahn
                           Chairman of the Board and Chief Executive Officer


                           CHRISTOPHER C. EDGAR

                            /s/ Christopher C. Edgar
                           ----------------------------
                           Christopher C. Edgar




















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